UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ocugen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

11 Great Valley Parkway

Malvern, PA 19355

SUPPLEMENT DATED JUNE 18, 2024 TO THE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 28, 2024

This Supplement provides updated information with respect to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ocugen, Inc. (the “Company”) to be held on June 28, 2024.

On May 28, 2024, the Company filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) and made available to its stockholders a Notice of Annual Meeting of Stockholders and Proxy Statement (collectively, the “Notice and Proxy Statement”) for the Annual Meeting.

This Supplement describes a recent change with respect to the Company’s independent registered public accounting firm. The information in this Supplement is in addition to the information provided by the Notice and Proxy Statement and, except for the changes referenced herein, this Supplement does not modify any other information set forth in the Notice and Proxy Statement.

Removal of Proposal 2 from Stockholder Consideration

On June 6, 2024, we announced that subsequent to filing of our Annual Report on Form 10-K for the year ended December 31, 2023 and the Proxy Statement for the Company’s Annual Stockholder Meeting, the Audit Committee (“Audit Committee”) of the Board of Directors of the Company authorized management to initiate a strategic request-for-proposal process soliciting proposals from accounting firms to provide audit services to the Company as its independent registered public accounting firm for the fiscal year ending December 31, 2024. Management requested proposals from several independent registered public accounting firms, including Ernst & Young LLP (“EY”), the Company’s current independent registered public accounting firm, in the process.

On May 31, 2024, EY notified the Company of its decision to decline to participate in the request-for-proposal process and to decline to stand for re-election as the Company’s independent registered public accounting firm for fiscal year 2024, which decision was not the result of any disagreement with the Company. EY will cease providing services following the filing of the Form 10-Q for the quarter ending June 30, 2024.

As a result, the Company is removing Proposal 2 from the agenda for the Annual Meeting, which called for a vote on the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Company’s request-for-proposal process is currently ongoing and will announce the appointment of the independent registered accounting firm once a new firm is engaged. At this time, the Company does not intend to submit at the Annual Meeting any other proposal for ratification of the appointment of a new independent registered public accounting firm.

Voting Matters

If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote.

The Company will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the removal of Proposal 2. Proxies and voting instructions returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that any votes cast with respect to Proposal 2 will be disregarded. If you have not yet submitted your proxy or provided your voting instructions, please complete the proxy or submit instructions, disregarding Proposal 2.

None of the other agenda items presented in the Notice and Proxy Statement, or votes cast thereon, are affected by this Supplement. Information regarding how to vote your shares, or change your vote, is available in the Proxy Statement. The Notice and Proxy Statement and this Supplement are available at www.proxyvote.com. This Supplement is being made available on or about June 18, 2024.

Supplemental Disclosure for the Proxy Statement

The Company is providing the following information, which has been reported by the Company in a Current Report on Form 8-K that was filed with the SEC on June 6, 2024, as supplemental disclosure to the Proxy Statement.

The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of EY on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 contained an explanatory paragraph which noted that the Company has suffered recurring losses from operations and there was substantial doubt as to the Company’s ability to continue as a going concern, and the audit report of EY on the Company’s consolidated financial statements as of and for the year ended December 31, 2023 contained an explanatory paragraph related to the restatement of the 2022 consolidated financial statements.

During the years ended December 31, 2023 and 2022, and the subsequent interim period through May 31, 2024, there were (i) no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim period through May 31, 2024, except for EY’s communication of the material weakness in internal control over financial reporting as of December 31, 2023, as described in Part II, Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, relating to the design and operating effectiveness of controls over the accounting for collaborative arrangements.